Divider slide 29 September, 2020 Second Quarter Results Conference Call August 4, 2021

1 Safe Harbor Statement -1- Note to Our Investors This presentation contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “ believe,”“ anticipate,”“ expect,”“ estimate,”“ intend,”“ project,” “plan,” “will be, ”be, ”will likely continue, ”continue,” “will likely result” or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. The forward-looking statements in this presentation include statements about our strategic imperatives and priorities, and our focus thereon; our ability to capitalize on our geographic footprint to grow our national dealer and home center customer markets; our local entrepreneurial initiatives; our focus on reducing non-essential costs and our ability to, and the potential success of, investing in resources to support strategic sales growth; our market and business outlook, including the outlook for the residential housing construction markets, and trends in wood-based commodity prices; trends in deurbanization, housing inventory and prices; trends in residential repair and remodel activity; the influence of wood-based commodity price inflation on specialty product sales; our efforts to manage commodity price volatility and the potential success thereof; and the COVID-19 pandemic and our response thereto, including statements about the potential trajectory of the pandemic and its potential effects. Forward-looking statements in this presentation are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: pricing and product cost variability; volumes of product sold; changes in the prices, supply, and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry; effective inventory management relative to our sales volume or the prices of the products we produce; information technology security risks and business interruption risks; increases in petroleum prices; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, or other unexpected events; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; our level of indebtedness and our ability to incur additional debt to fund future needs; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating our business; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; changes in our product mix; shareholder activism; potential acquisitions and the integration and completion of such acquisitions; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the possibility that we could be the subject of securities class action litigation due to stock price volatility; and changes in, or interpretation of, accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures. BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We also believe that presentation of certain non-GAAP measures, such as Adjusted EBITDA, net debt, the ratio of our total net debt to Adjusted EBITDA, and free cash flow, may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Explanations of these non-GAAP measures are included in the accompanying Appendix to this presentation, and any non-GAAP measures used herein are reconciled herein or in the financial tables in the Appendix to their most directly comparable GAAP measures. We caution that non-GAAP measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Immaterial Rounding Differences. Immaterial rounding adjustments and differences may exist between slides, press releases, and previously issued presentations. This presentation and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together.

Executive Summary

Market Update and Second Quarter 2021 Performance

Market Conditions

- **Single-family residential housing remains strong.** Q2 single-family housing starts consistent with 1Q21 estimates; still well below prior cyclical peak. Favorable mortgage rates, low housing inventory, deurbanization and improved employment conditions continuing to support positive housing trends
- **Commodity wood prices are volatile.** Framing Lumber is currently ~70% off its peak in May 2021 and Structural Panel prices peaked in June at $1,705/MSF but have since decreased ~50%
- **Builders' Confidence Index remains elevated.** NAHB Builders' Confidence Index 60% above the 20-year average at 80 as of July 2021
- **Remodeling activity continues to strengthen.** LIRA Index and NAHB RMI both indicate continued R&R momentum with LIRA reaching record levels in Q2
- **Economic measures trending positively.** National unemployment rate down to 5.9% in June, a 60-basis point improvement from December 2020. 30-year fixed mortgage rates continue to stay at historically low levels

Company Performance

- **Record second quarter results.** Record net income and Adjusted EBITDA, driven by specialty volume growth and margin expansion along with structural sales growth
- **Significant leverage reduction while enhancing liquidity.** Reduced net debt outstanding by $53 million year over year; Paid off Term Loan in full in 1Q21; Excess availability and cash increased to $276 million as of quarter end
- **Broad-based sales increase.** Overall net sales $1.3 billion, higher by 87%
- **Margin expansion across both product categories.** Total gross margin +480 bps to 19.2%; Record specialty products gross margin +710 bps to 24.4%; Structural products gross margin +430 bps to 13.6%
- **Disciplined cost controls.** Maintaining cost discipline; SG&A normalizing post pandemic
- **Improved profitability.** Net income increased $107 million; earnings per diluted share of $11.61 vs. $0.71 in prior year period; Adjusted EBITDA of $166 million, up from $31 million

Note: All comparisons versus the prior-year period unless otherwise noted

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BlueLinx America's Building Products Distributor

3 Single-Family Housing Demand Our business is correlated to single-family housing starts (SFHS) -3- Total U.S. Monthly Single-Family Residential Home Supply Months of inventory(2) NAHB “Builders’ Confidence” Market Index Composite index(4) Builders’ confidence reached a 35-year high in Nov-20 and remains elevated 50-year average 2021 SFHS annual estimate ~33% below the prior cyclical peak achieved in 2005 20-year average 20-year average 30 Year Fixed Mortgage Rates As of July 2021(3) - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 E 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E Total U.S. Single Family Housing Starts Housing starts in thousands(1) 0 2 4 6 8 10 12 14 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 0 10 20 30 40 50 60 70 80 90 100 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 16.6% 3.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 1 9 8 0 1 9 8 2 1 9 8 4 1 9 8 6 1 9 8 8 1 9 9 0 1 9 9 2 1 9 9 4 1 9 9 6 1 9 9 8 2 0 0 0 2 0 0 2 2 0 0 4 2 0 0 6 2 0 0 8 2 0 1 0 2 0 1 2 2 0 1 4 2 0 1 6 2 0 1 8 2 0 2 0 2 0 2 2 P 2 0 2 4 P 40-year average Single-family residential home supply is 7% above the 20-year average • 2021 SFHS forecasted at 1.2 million units were consistent with 1Q21 estimates; 12% above 50-year average. Further growth expected over next 3 years(1) • Months of supply for new and existing homes increased in 2Q21 due to higher home prices and construction materials inflation slowing recent sales • Builders’ Confidence remains well above the 20-year average at 80 • Average U.S. home prices currently 16% higher than a year ago; double- digit % growth for full year 2021(1) • Low mortgage rates continue to support market demand (1) Source: Historical data is U.S. Census Bureau; Forecast: John Burns Real Estate Consulting, LLC subject limitations and disclaimers – not for redistribution (2) Source: U.S. Census Bureau. The months' supply is the ratio of houses for sale to houses sold. This statistic provides an indication of the size of the for-sale inventory in relation to the number of houses currently being sold. The months' supply indicates how long the current for-sale inventory would last given the current sales rate if no additional new houses were built. (3) Source: Historical data is Freddie Mac; Forecast: John Burns Real Estate Consulting, LLC subject limitations and disclaimers – not for redistribution. (4) Source: NAHB. The NAHB Housing Market Index (HMI) is based on a monthly survey of NAHB members designed to take the pulse of the single-family housing market. The survey asks respondents to rate market conditions for the sale of new homes at the present time and in the next six months as well as the traffic of prospective buyers of new homes.

4 Residential Repair & Remodel Activity Remains Healthy Elevated Repair & Remodel activity continues -4- U.S. Private Residential Construction Put-In-Place (CPP) Dollars in millions(2) LIRA Remodeling Activity Index TTM Moving Total - Dollars in Billions(3) Total Installed Base of U.S. Homes, Including Renter and Owner-Occupied Homes Homes in millions(1) $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 1 Q 00 1 Q 01 1 Q 02 1 Q 03 1 Q 04 1 Q 05 1 Q 06 1 Q 07 1 Q 08 1 Q 09 1 Q 10 1 Q 11 1 Q 12 1 Q 13 1 Q 14 1 Q 15 1 Q 16 1 Q 17 1 Q 18 1 Q 19 1 Q 20 1 Q 21 1 Q 22 ( P ) • Annual U.S. Homes installed base forecast expects continued increases through 2025; positive for both residential construction and repair and remodel end markets • CPP and remodeling data continue to indicate continued elevating R&R activity; LIRA expected to increase and remain elevated through 1H 2022 • Strong existing home sales and record home values are fueling home improvement activity (1) Source: HIRL Research; updated annually (2) Source: Historical data is from the U.S. Census Bureau; The Value of Construction Put in Place Survey (VIP) provides monthly estimates of the total dollar value of construction work done in the U.S. The survey covers construction work done each month on new structures or improvements to existing structures for private and public sectors. (3) Source: Joint Center for Housing Studies at Harvard University. The Leading Indicator of Remodeling Activity (LIRA) provides a short-term outlook of national home improvement and repair spending to owner-occupied homes. The indicator, measured as an annual rate-of-change of its components, is designed to project the annual rate of change in spending for the current quarter and subsequent four quarters, and is intended to help identify future turning points in the business cycle of the home improvement and repair industry. 116 117 117 118 118 119 120 121 122 123 124 125 126 127 128 129

5 (1) Source: Random Lengths, company analysis; Jul-21 data thru 7/30/21 (2) Source: Random Lengths; company analysis; Jul-21 data thru 7/30/21 Commodity Price Environment a Key Growth Driver Wood-based commodity markets volatile in 2Q21 due to supply-demand imbalances -5- Framing Lumber Composite Index As of July 2021(1) Structural Panel Composite Index As of July 2021(2) • Significant price volatility; deflation commenced at the end of 2Q21 and has continued into 3Q21 • Lumber and panels averaged $1,200/MBF and $1,500/MSF, respectively, in 2Q21 compared to $400/MBF and $400/MSF in 2Q20 • Prices for lumber reached all-time high in May-21 before declining sharply; 7/30 lumber composite pricing at $479/MBF, close to the 5-year historical average • Panels pricing reached all-time high in late Jun-21 before retreating in Jul-21; 7/30 panels composite pricing was $795/MSF and prices are continuing to decline - 200 400 600 800 1,000 1,200 1,400 1,600 Ja n -1 5 M ar -1 5 M ay -1 5 Ju l- 1 5 Se p -1 5 N o v- 1 5 Ja n -1 6 M ar -1 6 M ay -1 6 Ju l- 1 6 Se p -1 6 N o v- 1 6 Ja n -1 7 M ar -1 7 M ay -1 7 Ju l- 1 7 Se p -1 7 N o v- 1 7 Ja n -1 8 M ar -1 8 M ay -1 8 Ju l- 1 8 Se p -1 8 N o v- 1 8 Ja n -1 9 M ar -1 9 M ay -1 9 Ju l- 1 9 Se p -1 9 N o v- 1 9 Ja n -2 0 M ar -2 0 M ay -2 0 Ju l- 2 0 Se p -2 0 N o v- 2 0 Ja n -2 1 M ar -2 1 M ay -2 1 Ju l- 2 1 Index Price TTM Avg. Index Price - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 Ja n -1 5 M ar -1 5 M ay -1 5 Ju l- 1 5 Se p -1 5 N o v- 1 5 Ja n -1 6 M ar -1 6 M ay -1 6 Ju l- 1 6 Se p -1 6 N o v- 1 6 Ja n -1 7 M ar -1 7 M ay -1 7 Ju l- 1 7 Se p -1 7 N o v- 1 7 Ja n -1 8 M ar -1 8 M ay -1 8 Ju l- 1 8 Se p -1 8 N o v- 1 8 Ja n -1 9 M ar -1 9 M ay -1 9 Ju l- 1 9 Se p -1 9 N o v- 1 9 Ja n -2 0 M ar -2 0 M ay -2 0 Ju l- 2 0 Se p -2 0 N o v- 2 0 Ja n -2 1 M ar -2 1 M ay -2 1 Ju l- 2 1 Index Price TTM Avg. Index Price Jul-21 framing lumber prices were close to the 5-year average and 39% below the TTM rolling average Jul-21 structural panel prices were 120% above the 5-year average and 14% above the TTM rolling average

6 Key Areas of Management Focus Continuing to execute on strategic imperatives -6- • National account growth, utilizing extensive product assortment and excellent supply chain capabilities • Product category emphasis; drive specialty products growth with strategic supplier partners and marquee brands • Local market strategic share gains • Excellent customer service and satisfaction • Focus on specialized, higher- value products and services • Disciplined pricing strategy and effective price management • Emphasis on reducing wood- based commodity price deflation risk, including centralized purchasing and consignment • Realize economies of scale associated with large national network • Local sales execution strategies along with disciplined product purchasing • Focus on ensuring efficient cost of delivery • Optimize operations through organic capital investments • Working capital management initiatives • Generate cash flow to support sustained, profitable sales growth • Maintain adequate liquidity to support business initiatives and optimize net leverage • Increasing investment in fleet, facilities and technology • Building a roadmap for complementary acquisitions Organic Sales Growth 1 Margin Expansion 2 Organizational Efficiencies 3 Disciplined Capital Allocation 4

7 2Q21 & TTM Performance Indicators Net Sales, Gross Profit, Net Income and Adjusted EBITDA all increased significantly compared to prior year -7- Total Net Sales Dollars in millions Total Gross Profit Dollars in millions Total Adjusted EBITDA Dollars in millions Total Net Income Dollars in millions, except for per share +87% +53% Note: All comparisons versus the prior-year period unless otherwise noted $699 $1,308 $2,653 $4,070 2Q20 2Q21 2Q20 TTM 2Q21 TTM $101 $251 $371 $715 2Q20 2Q21 2Q20 TTM 2Q21 TTM $31 $166 $81 $392 2Q20 2Q21 2Q20 TTM 2Q21 TTM +435% $7 Million $0.71/Share $113 Million $11.61/Share $(11) Million $(1.20)/Share $250 Million $25.61/Share 2Q20 2Q21 2Q20 TTM 2Q21 TTM +149% +93% +384%

8 -8- 2Q21 & TTM Performance Indicators Strong market trends throughout the quarter contributed to year over year margin expansion Gross Margin Gross Profit / Net Sales Adjusted EBITDA Margin Adjusted EBITDA / Net Sales Operating Margin Operating Income / Net Sales SG&A Percentage of Net Sales SG&A / Net Sales +480 bps +360 bps (340) bps (300) bps Note: All comparisons versus the prior-year period unless otherwise noted 14.4% 19.2% 14.0% 17.6% 2Q20 2Q21 2Q20 TTM 2Q21 TTM 10.1% 6.7% 11.1% 8.1% 2Q20 2Q21 2Q20 TTM 2Q21 TTM 3.2% 12.0% 1.5% 9.1% 2Q20 2Q21 2Q20 TTM 2Q21 TTM +880 bps +760 bps 4.5% 12.7% 3.1% 9.6% 2Q20 2Q21 2Q20 TTM 2Q21 TTM +820 bps +650 bps

Specialty Products and Structural Products Performance

Record margin expansion in specialty; continued strong net sales in both product categories in 2Q21

Specialty Products Sales and Gross Margin
Dollars in Millions

Q2 2020
Sales: $449 million
Gross Margin: 17.3%

Q2 2021
Sales: $675 million
Gross Margin: 24.4%



GM Rate
$453
$399
$421
$449
$496
$499
$563
$675
16.2%
16.1%
16.4%
17.3%
17.4%
17.4%
19.3%
24.4%
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21

- **Specialty products net sales of $675 million, 52% of total 2Q21 net sales**
- **Specialty products gross profit $165 million, 66% of 2Q21 total**
- **Improvement in specialty net sales and gross margin driven by volume increases and continued supply driven price increases**

Structural Products Sales and Gross Margin
Dollars in Millions

Q2 2020
Sales: $250 million
Gross Margin: 9.3%

Q2 2021
Sales: $633 million
Gross Margin: 13.6%



GM Rate
$226
$215
$241
$250
$375
$367
$462
$633
9.0%
8.7%
10.1%
9.3%
19.6%
10.2%
15.5%
13.6%
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21

- **Structural products net sales of $633 million, 48% of total 2Q21 net sales**
- **Structural products gross profit $86 million, 34% of 2Q21 total**
- **Increase driven by wood-based commodity inflation; volumes down ~17% year over year attributable to inventory risk mitigation**

Note: All comparisons versus the prior-year period unless otherwise noted

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BlueLinx America's Building Products Distributor

10 Effective Operating Working Capital Management Improvement in operating working capital metrics year over year and sequentially -10- Days Sales of Inventory (DSI) Number of Days Note: All comparisons versus the prior-year period unless otherwise noted Disciplined Operating Working Capital Management Dollars in millions(1) Cash Cycle Days Number of Days(2) 55 56 61 58 53 40 43 39 35 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 62 62 66 65 62 48 54 50 45 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 • Significant return on working capital, 62% for 2Q21 TTM • $205 million increase year over year in total operating working capital; inflation impact ~$130 million • Price inflation continued to elevate receivables and inventory; receivables currency rate of 93% • DSI improved by more than 18 days or nearly 34% for 2Q21 • Cash cycle days improved by 17 days over prior year • Anticipate meaningful working capital to cash conversion in 2H 2021 (1) Operating working capital includes accounts receivable, inventory, accounts payable and cash (2) Cash Cycle Days = Days Sales Outstanding plus Days Sales of Inventory less Days Payable Outstanding $458 $440 $418 $477 $431 $446 $471 $576 $636 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% $200 $250 $300 $350 $400 $450 $500 $550 $600 $650 $700 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Total Operating Working Capital Return on Working Capital

Significant Reduction In Bank Debt Outstanding

Reduced bank debt outstanding by $71 million year over year, supported by strong free cash flow generation

- **ABL amended and extended for additional 5 years in August 2021; Term Loan paid off in full in 1Q21**
- **Excess availability and cash on hand increased $138 million to $276 million**
- **Total net leverage of 1.5x, down from 8.1x in 2Q20 and 2.5x in 1Q21**
- **Total net interest expense, decreased by $2.4 million for 2Q21**
- **$60 million FCF TTM 2Q21, despite inflation pressure, supported deleveraging**
- **Increasing investment in capex to enhance efficiency of fleet and facilities**

Excess Availability and Net Leverage Ratio (includes finance leases)

Dollars in millions(1); Net Debt / TTM Adjusted EBITDA



Excess Availability
Net Leverage Ratio
10.8x
$101
$138
8.1x
$276
1.5x
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21

TTM Free Cash Flow Generation

Dollars in millions(2)



$51
$98
$51
$86
$60
2Q20
3Q20
4Q20
1Q21
2Q21

Bank Debt Reduction

Dollars in millions



ABL Debt Outstanding
Term Loan Debt Outstanding
$391
$69
$322
$321
$58
$263
$331
$43
$288
$359
$359
$320
$320
2Q20
3Q20
4Q20
1Q21
2Q21

Estimated Annual Cash Commitments, excluding Taxes

Dollars in millions(3)

Finance Lease Interest	$24
ABL Interest	$8
Capital Expenditures	$12
Pension	$1
Annual Cash Commitments before Taxes	~$45

(1) Includes excess availability and cash on hand under our revolving credit facility due August 2026
(2) Free cash flow in a non-GAAP metric defined as total operating cash flow less total capital expenditures
(3) Provided solely to illustrate potential future annual uses of cash; excludes principal payments under Term Loan, ABL and Finance Leases
Note: All comparisons versus the prior-year period unless otherwise noted

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BlueLinx
America's Building Products Distributor

Divider slide 29 September, 2020Appendix

13 Non-GAAP Measures -13- BlueLinx reports its financial results in accordance with GAAP, but we also believe that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. We caution that non-GAAP measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Adjusted EBITDA. We define Adjusted EBITDA as and amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains. We present Adjusted EBITDA because it is the primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Free Cash Flow. We define free cash flow as net cash provided by operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of financial condition from those determined under GAAP. Free cash flow, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net Debt and Overall Net Leverage Ratio. We determine our net debt based on our total short- and long-term debt, including our outstanding balances under our term loan and revolving credit facility and the total amount of our obligations under our financing leases, less cash and cash equivalents. We believe that net debt is useful to investors because our management reviews our net debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our overall net leverage ratio by dividing our net debt by trailing twelve-month Adjusted EBITDA. We believe that this ratio is useful to investors because it is an indicator of our ability to meet our future financial obligations. In addition, the ratio is a measure that is frequently used by investors and creditors. Our net debt and overall net leverage ratio are not presentations made in accordance with GAAP, and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. In addition, our net debt and overall net leverage ratio, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

14 2Q20 to 2Q21 SG&A Expense Bridge Dollars in Millions -14- Supplementary Information YTD 2020 to YTD 2021 SG&A Expense Bridge Dollars in Millions

15 Non-GAAP Reconciliation -15- Net income (loss) $ 113,458 $ 6,695 Adjustments: Depreciation and amortization Interest expense, net Provision for income taxes Share-based compensation expense Amortization of deferred gain on real estate Merger and acquisition costs (1) Restructuring and other (2) Adjusted EBITDA $ 166,469 $ 31,204 7,080 Quarter Ended June 2021 June 2020 7,063 872 - 1,994 (984) 609 1,992 (984) 34,908 854 3,438 9,143 11,535 (1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition. (2) Reflects costs related to our restructuring efforts, such as severance, net of other one-time non-operating items. For the purposes of this presentation, items may be collapsed into this or other categories w here they w ere presented seperately in other presentations such as our press release. Items w hich may be collapsed include, but are not limited to, pension settlement and w ithdraw al costs and inventory step-up adjustments, among others.

Non-GAAP Reconciliation

	Trailing Twelve Months for the Quarter Ended									
(In thousands)	June 2021	March 2021	December 2020	September 2020	June 2020	March 2020	December 2019	September 2019	June 2019	March 2019
Net income (loss)	$ 250,292	$ 143,529	$ 80,882	$ 50,829	$ (11,330)	$ (11,724)	$ (17,656)	$ (23,633)	$ (26,486)	$ (41,345)
Adjustments:										
Depreciation and amortization	28,748	28,731	28,901	29,609	30,099	30,539	30,232	30,057	30,548	30,489
Interest expense, net	41,085	43,477	47,414	50,382	53,015	55,197	54,218	53,881	53,745	52,222
Term loan debt issuance costs[1]	5,791	5,791	-	-	-	-	-	-	-	-
Provision for income taxes	72,441	40,971	14,199	10,193	(5,365)	(6,453)	(3,952)	(4,200)	(11,732)	(13,140)
Share-based compensation expense	7,536	6,398	5,992	3,010	3,109	2,890	2,592	3,097	3,649	6,777
Amortization of deferred gain on real estate	(4,009)	(4,009)	(4,008)	(3,940)	(4,027)	(3,994)	(3,960)	(4,273)	(4,502)	(4,851)
Gain from sales of property[1]	(11,291)	(11,291)	(10,529)	(12,493)	(3,847)	(13,607)	(13,082)	(9,798)	(9,760)	-
Real estate financing costs[1]	-	-	1,793	1,793	1,793	1,793	-	-	-	-
Merger and acquisition costs[1][2]	245	854	1,924	4,788	7,131	10,715	14,224	17,674	19,017	26,466
Restructuring and other[1][3]	1,515	2,637	3,826	8,602	10,386	9,342	8,814	4,489	10,455	20,376
Adjusted EBITDA	$ 392,353	$ 257,088	$ 170,394	$ 142,773	$ 80,964	$ 74,698	$ 71,430	$ 67,294	$ 64,934	$ 76,994

[1] Reflects non-recurring items of approximately $1 million and $3 million of non-beneficial items to the quarterly periods of the current and prior year, respectively. For the year-to-date periods, reflects non-recurring items of approximately $5 million and $6 million of non-beneficial items, respectively. For more details on the portions of these TTM results reported which are non-recurring in the current quarter, please consult our press release.

[2] Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition.

[3] Reflects costs related to our restructuring efforts, such as severance, net of other one-time non-operating items. For the purposes of this presentation, items may be collapsed into this or other categories where they were presented seperately in other presentations such as our press release. Items which may be collapsed include, but are not limited to, pension settlement and withdrawal costs and inventory step-up adjustments, among others.

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17 Non-GAAP Reconciliation -16- Net cash provided (used) by Operations (1) Property and equipment investments Free Cash Flow $ 45,388 $ (25,687) $ (21,123) $ 61,304 $ 71,581 $ (60,432) $ 25,849 $ 13,889 $ 4,711 $ 27,319 (1) Net cash provided (used) by Operations includes items contained within the current presentation of our statement of cash flows for all periods presented and may differ from past presentations. Please consult our Form 10-Q for more information on presentation of items within our consolidated statements of cash flows. (191) (507) (1,245) (1,470) (1,537)(1,746) Free Cash Flow for the Quarter Ended (In thousands) $ 15,426 $ 5,272 (561) December 2020 $ (19,377) September 2020 June 2020 March 2020 December 2019 September 2019 June 2019 $ 61,495 $ 72,088 $ (59,187) June 2021 $ 47,166 (1,778) March 2021 $ (24,565) (1,122)

Non-GAAP Reconciliation

	Net Debt and Net Leverage Ratio for the Trailing Twelve Months for the Quarter Ended									
	June 2021	March 2021	December 2020	September	June 2020	March 2020	December 2019	September	June 2019	March 2019
	(In thousands)									
Current maturities of long-term debt, gross of debt issuance costs	$ -	$ -	$ 1,245	$ 1,609	$ 2,250	$ 2,250	$ 2,250	$ 1,864	$ 1,491	$ 1,800
Finance lease liabilities - short term	6,379	7,459	5,675	5,469	5,958	5,924	6,385	8,373	8,166	7,464
Long-term debt, gross of debt issuance costs	320,410	358,514	330,206	319,179	388,795	456,798	470,920	500,178	514,850	569,926
Finance lease liabiities - long-term[1]	272,817	273,815	267,443	267,753	266,622	269,192	191,525	199,983	188,938	142,400
Total Long-Term Debt	$ 599,606	$ 639,788	$ 604,569	$ 594,010	$ 663,625	$ 734,164	$ 671,080	$ 710,398	$ 713,445	$ 721,590
Less: Available Cash	179	179	82	10,154	11,530	12,558	11,643	12,847	12,662	12,682
Net Debt	$ 599,427	$ 639,609	$ 604,487	$ 583,856	$ 652,095	$ 721,606	$ 659,437	$ 697,551	$ 700,783	$ 708,908
Trailing Twelve Month Adjusted EBITDA	392,353	257,088	170,394	142,773	80,964	74,698	71,430	67,294	64,934	76,994
Net Leverage Ratio	1.5x	2.5x	3.5x	4.1x	8.1x	9.7x	9.2x	10.4x	10.8x	9.2x

[1] Finance lease liabilities - long-term include the combination of finance lease liabilities, long-term, and real estate finance obligations in those periods when real estate finance obligations were presented.

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